UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia		20190-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

We are filing this Current Report on Form 8-K to disclose segment financial information reflecting recent organizational changes within our Company.

Effective April 1, 2004, we implemented certain internal organizational changes to better manage our business. These organizational changes necessitated an assessment of our reportable segments under Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information. As a result, we are now reporting each of our three Strategic Business Units (i.e., Health Services, Human Services, and Technical Services) as separate external reporting segments. A brief description of these segments is as follows:

•                  Our Health Services Segment delivers administrative services and provides medical management services for federal and state public health programs, as well as provides system development, integration and implementation for public health services agencies. The Health Services Segment consists of the Eastern Region Division, the Central Region Division, the Western Region division, the Center for Health Dispute Resolutions Division (which now includes certain contracts of our former Federal Services Division which were previously reported under the Management Services Segment), and the Health Systems Division.

•                  Our Human Services Segment specializes in the administration and management of government human services programs, as well as in assisting state and local governments in maximizing federal funding for these human service programs. The Human Services Segment consists of the Workforce Services Division, the Child Support Division, the Correctional Services Division, as well as the divisions that were previously reported under the former Financial Services Segment including the Educational Services Division, the Revenue Services Division, the Child Welfare Division, and the Cost Services Division (which now also includes the former Management Solutions Division which was previously reported under the Management Services Segment), and the Unison Division (which was previously reported within the Management Solutions Division).

•                  Our Technical Services Segment provides state and local government agencies with software solutions and systems design and implementation to improve efficiency and cost-effectiveness of their program administration. The Technical Services Segment consists of the ERP Solutions Division, the Technology Support Division (which was previously reported under the Management Services Segment), the Enterprise Solutions Division (which now includes certain contracts of our former Federal Services Division which were previously reported under the Management Services Segment), the Educational Systems Division, the Justice Solutions Division, the Asset Solutions Division, and the Asset Services Division (which was previously reported under the Management Services Segment).

We are herein providing certain financial segment information for earlier periods to reflect this change in the composition of our reportable segments as if we had operated under the new organizational structure during the last two full fiscal years and the first two quarters of our current fiscal year. The consolidated financial information in this report is unchanged from that previously reported. This data is being provided for informational purposes only.

(in thousands)	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	Mar. 31, 2004

Revenue:
Health Services	$41,306	$34,973	$42,704	$42,169	$40,991	$41,118	$40,923	$39,471	$39,595	$50,717
Human Services	57,239	58,196	60,735	59,214	56,982	55,198	60,363	73,704	62,571	60,215
Technical Services	31,025	28,784	29,651	32,702	34,718	34,347	40,455	40,013	36,728	39,775
Total	$129,570	$121,953	$133,090	$134,085	$132,691	$130,663	$141,741	$153,188	$138,894	$150,707

Gross profit:
Health Services	$8,872	$2,621	$8,588	$8,712	$10,351	$9,591	$8,532	$9,353	$9,941	$11,339
Human Services	17,054	18,554	19,972	18,979	14,867	14,309	17,851	18,152	18,289	18,092
Technical Services	13,650	14,029	14,371	16,260	17,043	14,686	16,037	15,804	14,353	15,200
Total	$39,576	$35,204	$42,931	$43,951	$42,261	$38,586	$42,420	$43,309	$42,583	$44,631

Income (loss) from operations:
Health Services	$4,970	$(1,738)	$4,475	$4,791	$6,253	$5,039	$4,034	$4,755	$5,791	$6,419
Human Services	8,347	8,531	8,317	7,391	4,714	4,002	6,925	6,825	6,499	5,188
Technical Services	4,350	3,990	4,226	4,567	4,943	1,441	3,218	3,781	2,479	3,340
Consolidating adjustments	326	582	787	427	198	516	310	88	162	431
Total	$17,993	$11,365	$17,805	$17,176	$16,108	$10,998	$14,487	$15,449	$14,931	$15,378

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: June 30, 2004	By:	/s/ Richard A. Montoni
Richard A. Montoni, Chief Financial Officer